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Exhibit 99.2

Consent of Person Named
to Become a Director

        I hereby consent to my being named in the Registration Statement on Form S-4 of Cimarex Energy Co. (the "Company") as a person who will become a director of the Company upon consummation of the transactions contemplated therein.

/s/ GLENN A. COX Glenn A. Cox

Date: July 1, 2002

Consent of Person Named
to Become a Director

        I hereby consent to my being named in the Registration Statement on Form S-4 of Cimarex Energy Co. (the "Company") as a person who will become a director of the Company upon consummation of the transactions contemplated therein.

/s/ DAVID A. HENTSCHEL Name: David A. Hentschel

Date: July 1, 2002

Consent of Person Named
to Become a Director

        I hereby consent to my being named in the Registration Statement on Form S-4 of Cimarex Energy Co. (the "Company") as a person who will become a director of the Company upon consummation of the transactions contemplated therein.

/s/ L.F. ROONEY, III Name: L.F. Rooney, III

Date: July 1, 2002

Consent of Person Named
to Become a Director

        I hereby consent to my being named in the Registration Statement on Form S-4 of Cimarex Energy Co. (the "Company") as a person who will become a director of the Company upon consummation of the transactions contemplated therein.

/s/ MICHAEL J. SULLIVAN Name: Michael J. Sullivan

Date: July 1, 2002

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  Exhibit 99.2